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                             CONSTELLATION BANCORP

                                     PROXY

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL
           MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 16, 1994

  The undersigned hereby appoints Michael A. Marinelli and Robert M. Craig, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Constellation Bancorp that the undersigned is entitled to vote at the Special Meeting of Shareholders of said Company to be held at the Douglass College Student Center, Corner of George Street and Nichol Avenue, New Brunswick, New Jersey, on Wednesday, March 16, 1994 at 10:00 A.M., local time, and at any adjournments or postponements thereof.

  Unless otherwise indicated the shares represented hereby shall be voted "FOR" the Proposal and on such other matters as may properly come before the meeting.

                  This Proxy is Continued on the Reverse Side

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           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR:"          I (we) will
                                                                    attend the
                                                                 Special Meeting
                                                                       [_]



Proposal No. 1: Approval of Agreement and Plan of Merger, dated as of the 2nd day of August, 1993, as amended, between Constellation Bancorp ("Constellation") and CoreStates Financial Corp. ("CoreStates"), providing for the merger of Constellation with and into CoreStates (the "Merger") and the conversion of each outstanding share, with certain exceptions, of common stock, no par value, of Constellation into 0.4137 (0.412 if the Merger is consummated on or after March 31, 1994) of a share of common stock, par value $1.00 per share, of CoreStates.

FOR  AGAINST  ABSTAIN
[_]    [_]      [_]


Proposal No. 2: Approval of the postponement or adjournment of the Special Meeting to another time and/or place for the purpose of soliciting additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the Merger Agreement and the Merger.

FOR  AGAINST  ABSTAIN
[_]    [_]      [_]

In their discretion, the Proxies are authorized to vote upon such business as may properly come before the meeting.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement-Prospectus.

Please sign exactly as name appears hereon. Persons signing as Executors, Administrators, Trustees, etc., give title as such. Joint owners, both should sign.


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                                   SIGNATURE
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                                   SIGNATURE
Dated:                                                                      1994
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 PLEASE VOTE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.